Exhibit 99.1
Rocket Fuel Reports Financial Results for Second Quarter 2016

GAAP Operating Cash Flow of $5.2 Million and Non-GAAP Free Cash Flow of $0.9 Million in the Second Quarter of 2016

GAAP Net Loss Improved $7.7 Million and Non-GAAP Adjusted EBITDA Increased from $1.4 Million to $4.2 Million Year-on-Year

REDWOOD CITY, Calif., August 2, 2016 - Rocket Fuel Inc. (NASDAQ: FUEL), a leading programmatic marketing platform provider, today announced financial results for the second quarter ended June 30, 2016.
“We executed well in Q2 and delivered solid results meeting or exceeding our guidance,” said Randy Wootton, chief executive officer.  “In the quarter, we reported significantly improved positive adjusted EBITDA, which drove positive free cash flow a quarter earlier than we expected. We did this by focusing on our three strategic imperatives of becoming a trusted platform partner, strengthening our brand value proposition, and extending our direct response leadership across all devices, while strengthening executional rigor across the company. Looking forward, I believe Rocket Fuel is poised for continued success, as we continue to execute on our growth strategy of making marketing more meaningful for agencies and their clients.”

Financial Highlights for the Second Quarter of 2016
GAAP Revenue: $117.0 million, 3% below last year's second quarter total of $120.1 million.
North America was $92.8 million, down 9% from last year's second quarter. Revenue from outside North America was $24.1 million, up 31% from last year.
Platform Solutions grew significantly year-on-year, representing 18% of GAAP revenue in the second quarter versus 6% in last year’s second quarter. Media Services was 82% and 94%, respectively.

Non-GAAP Net Revenue: $66.0 million, down 7% compared to $70.9 million non-GAAP Net Revenue in the second quarter of 2015.
GAAP Net Loss: $(16.7) million, or $(0.38) per diluted share compared to a net loss of $(24.4) million, or $(0.58) per diluted share, in the second quarter of 2015.
Non-GAAP Adjusted EBITDA: $4.2 million compared to $1.4 million in the second quarter of 2015.
Non-GAAP Adjusted Net Loss: $(6.7) million, or $(0.15) per diluted share, compared to an adjusted net loss of $(7.2) million, or $(0.17) per diluted share, for the second quarter of 2015.
GAAP Net Cash provided by (used in) Operating Activities: $5.2 million, compared to $(2.9) million in the second quarter of 2015.
Non-GAAP Free Cash Flow: $0.9 million, compared to $(10.4) million in the second quarter of 2015.
Cash and Cash Equivalents: $66.7 million as of June 30, 2016, down sequentially by $0.7 million from the first quarter 2016. Cash and Cash Equivalents was $78.6 million as of December 31, 2015.

Top Customers: Revenue from top 50 customers was 53% of total revenue, compared to 47% in the second quarter of fiscal year 2015. Revenue from top 250 customers was 82% of total revenue, compared to 78% in the second quarter of fiscal year 2015.

Employee Headcount: 899 as of June 30, 2016, down from 1,008 in the second quarter of 2015.

Financial Outlook for the Third Quarter of 2016

For the third quarter of 2016, the Company expects:
- Non-GAAP net revenue between $63 million and $66 million.
- Non-GAAP Adjusted EBITDA between $4 million and $7 million.
The Company does not reconcile its forward-looking non-GAAP financial measures, net revenue and Adjusted EBIDTA, to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections in respect to the interplay between revenue and the corresponding margins. Our Media Services and Platform Solutions have different media margins and the pace of the transition of some of our business from Media Services to Platform Solutions, the pace of adoption, or activation of existing Platform Solutions customers, and the corresponding future margins cannot be reasonably predicted. The GAAP measure net income includes stock-based compensation expense that is impacted by future hiring and retention needs, the impact of our tender offer which completed at the end of Q2 and the future share price of Rocket Fuel’s stock. Similarly, restructuring charges, which we exclude from our non-GAAP measure Adjusted EBITDA, are impacted by future decisions and by actions involving our facilities that are difficult to predict. The actual amounts of these excluded items will have a significant impact on the Company’s GAAP net income. Accordingly, reconciliations of these two forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Conference Call, Webcast and Related Information
The Rocket Fuel second quarter 2016 teleconference and webcast is scheduled to begin at 2:00 PM Pacific time on Tuesday, August 2, 2016. To participate on the live call, analysts and investors should dial 1-888-395-3227, or outside the U.S. 719-457-2697, at least ten minutes prior to the call. Rocket Fuel will post supplemental slides with the Company's latest financial results on http://investor.rocketfuel.com under Events & Presentations concurrently with this earnings press release. Rocket Fuel will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of its website at http://investor.rocketfuel.com.

Use of Non-GAAP Measures

We provide information relating to non-GAAP net revenue, non-GAAP adjusted EBITDA, non-GAAP adjusted net income (loss), non-GAAP operating expenses and non-GAAP free cash flow, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures have been included in this press release, or discussed on our teleconference and webcast, because they are measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans.

We define non-GAAP net revenue as GAAP revenue less media costs. Media costs consist of costs for advertising impressions we purchase from advertising exchanges or other third parties. A limitation of non-GAAP net revenue is that it is a measure designed for internal purposes that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that have similar business arrangements but present the impact of media costs differently. Our management compensates for this limitation by also considering the comparable GAAP financial measures of revenue, media costs and other costs of revenue.
We define non-GAAP adjusted EBITDA as GAAP net income (loss) before interest expense, other income (expense), net, income tax provision (benefit), depreciation and amortization expense (including amortization of capitalized software development expenses), stock-based compensation expense and related payroll taxes, acquisition and restructuring related expenses, and impairment charges. Non-GAAP adjusted EBITDA has a number of limitations, including the following: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and non-GAAP adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; non-GAAP adjusted EBITDA is often considered an approximation of operating cash flow, but in our case excludes software development costs capitalized in a current period and excludes those costs as they are amortized over future periods; non-GAAP adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; non-GAAP adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation; non-GAAP adjusted EBITDA does not reflect acquisition and restructuring related expenses, the expenses capitalized for internal-use software, tax and interest expenses that may represent payments reducing the cash available to us; and other companies, including those in our industry, may calculate non-GAAP adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, our management considers non-GAAP adjusted EBITDA alongside other financial performance measures, including cash flow metrics, net income (loss) and our other GAAP results.
We define non-GAAP adjusted net income (loss) as GAAP net income (loss) excluding stock-based compensation expense, amortization of intangible assets, impairment charges, acquisition and restructuring related expenses and the estimated tax impact of the foregoing items. A limitation of non-GAAP adjusted net income (loss) is that it is a measure that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that define adjusted net income (loss) differently. This measure may also exclude expenses that may have a material impact on Rocket Fuel’s reported financial results. Our management compensates for these limitations by also considering the comparable GAAP financial measure of net income (loss).
We define non-GAAP operating expenses as GAAP total costs and expenses less media costs, depreciation and amortization expense (including amortization of capitalized software development costs), impairment charges, stock-based compensation expense and related payroll taxes, and acquisition and restructuring related expense. Non-GAAP operating expenses has a number of limitations, including the following: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and this measure does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; non-GAAP operating expenses is often considered an approximation of operating cash flow, but in our case excludes software development costs capitalized in a current period and excludes those costs as they are amortized over future periods; non-GAAP operating expenses does not reflect changes in, or cash requirements for, our working capital needs; non-GAAP operating expenses does not consider the potentially dilutive impact of equity-based compensation; non-GAAP operating expenses does not reflect acquisition and restructuring related expenses, the expenses capitalized for internal-use software, tax and interest expenses that may represent payments reducing the cash available to us; and other companies, including those in our industry, may calculate non-GAAP operating expenses differently, which reduces its usefulness as a comparative measure. Because of these limitations, our management considers non-GAAP operating expenses alongside other financial performance measures, including total expenses, cash from operating activities and our other GAAP results.
In addition, we provide information about our non-GAAP free cash flow. We define non-GAAP free cash flow as the net cash provided by (or used in) operating activities less the cash used for purchases of property, equipment and software and for capitalized internal-use software development costs. A limitation of free cash flow is that it may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that define free cash flow differently from us. This measure also does not represent the residual cash flow available to us for discretionary expenditures or investments because we have mandatory capital leases and debt service requirements that may have a material impact on Rocket Fuel’s liquidity. Our management compensates for these limitations by also considering the comparable GAAP financial measure of net cash provided by (or used in) operating activities.
For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation from GAAP Revenue to Non-GAAP Net Revenue,” “Reconciliation from GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA,” “Reconciliation from GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss)”, “Reconciliation from GAAP Total Cost and Expenses to Non-GAAP Operating Expenses" and “Reconciliation from GAAP Net Cash Provided by (or Used in) Operating Activities to Non-GAAP Free Cash Flow" included in this press release.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP.

Cautions Regarding Forward-Looking Statements

This press release and the webcast of the same date contain forward-looking statements regarding future events and our future financial performance, including but not limited to expected progress against achieving our three strategic imperatives including but not limited to growing our brand, direct response, and platform businesses; the value of our moment scoring technology; our customer and partnership strategies and focus on high value accounts; expectations regarding growth in our platform solutions business and changes in revenue and margin mix; our ability to grow our media services business and improve relationships with agencies and agency holding companies; expected investment in international growth; our anticipated capital expenditures; and expectations for third quarter non-GAAP net revenue and non-GAAP adjusted EBITDA, and financial goals for fiscal year 2016. Words such as "expect," "believe," "intend," "plan," "goal," "focus" and other similar words are also intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation: our limited operating history, particularly as a relatively new public company; fluctuations in our operating results, including but not limited to fluctuations due to seasonality; our history of losses; our ability to achieve the expected benefits of our efficiency improvement plans; risks due to employee attrition and integration of new leadership and employees; risks associated with our growth, including growth outside of the U.S.; our ability to adequately address competition, particularly from agency trading desks; our ability to serve the needs of agencies and agency holding companies and make the right investment decisions with regard to new products, technology, and sales strategies; and risks associated with maintaining or increasing sales to new and existing customers and maintaining customer satisfaction.

Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2016 and in subsequent SEC filings. These forward-looking statements are made as of the date of this press release and the related webcast, and Rocket Fuel expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein or therein to reflect events that occur or circumstances that exist after the date on which the statements were made.

About Rocket Fuel

Rocket Fuel applies artificial intelligence and big data to predict the potential of every moment and make marketing more meaningful and accountable.

Headquartered in Redwood City, California, Rocket Fuel has more than 20 offices worldwide and trades on the NASDAQ Global Select Market under the ticker symbol "FUEL." For more information, please visit http://www.rocketfuel.com or call 1-888-717-8873.

Investor Relations:
(650) 481-6082
ir@rocketfuel.com

Rocket Fuel, the Rocket Fuel logo, Moment Scoring, Advertising That Learns and Marketing That Learns are trademarks or registered trademarks of Rocket Fuel Inc. in the United States and other countries.

Rocket Fuel Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2016	2015
Assets
Current Assets:
Cash and cash equivalents	$66,664	$78,560
Accounts receivable, net	114,038	124,998
Prepaid expenses	3,071	3,803
Other current assets	3,895	2,081
Total current assets	187,668	209,442
Property, equipment and software, net	68,524	82,781
Restricted cash	1,876	2,141
Intangible assets, net	42,665	50,919
Deferred tax assets, net	525	718
Other assets	1,243	1,053
Total Assets	$302,501	$347,054

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$64,059	$71,292
Accrued and other current liabilities	33,745	40,734
Deferred revenue	1,988	2,116
Current portion of capital leases	8,737	8,602
Current portion of debt	62,035	45,720
Total current liabilities	170,564	168,464
Debt - Less current portion	—	17,617
Capital leases - Less current portion	8,148	11,855
Deferred rent - Less current portion	15,897	14,042
Other liabilities	1,311	1,176
Total liabilities	195,920	213,154

Stockholders' Equity:
Common stock	44	44
Additional paid-in capital	463,959	453,338
Accumulated other comprehensive loss	(625)	(151)
Accumulated deficit	(356,797)	(319,331)
Total stockholders' equity	106,581	133,900
Total Liabilities and Stockholders' Equity	$302,501	$347,054

Rocket Fuel Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except loss per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue	$116,968	$120,065	$221,713	$224,399
Costs and expenses:
Media costs	50,922	49,155	93,481	94,716
Other cost of revenue (1)	20,397	19,826	40,482	39,782
Research and development (1)	9,438	11,791	20,077	23,114
Sales and marketing (1)	36,190	41,750	73,030	84,628
General and administrative (1)	12,765	14,761	27,086	32,335
Restructuring	1,766	6,471	1,567	6,471
Total costs and expenses	131,478	143,754	255,723	281,046
Operating loss	(14,510)	(23,689)	(34,010)	(56,647)
Interest expense	1,032	1,045	2,269	2,385
Other (income) expense, net	866	(696)	672	1,512
Loss before income taxes	$(16,408)	$(24,038)	$(36,951)	$(60,544)
Income tax provision	285	372	515	729
Net loss	$(16,693)	$(24,410)	$(37,466)	$(61,273)

Basic and diluted net income (loss) per share attributable to common stockholders	$(0.38)	$(0.58)	$(0.85)	$(1.45)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	44,056	42,296	43,828	42,140

(1)	Includes unaudited stock-based compensation expense as follows (in thousands):

	Three Months Ended
	June 30,
	2016	2015
Other cost of revenue	$493	$477
Research and development	981	1,834
Sales and marketing	1,357	2,325
General and administrative	1,251	1,798
	$4,082	$6,434

Rocket Fuel Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Operating Activities:
Net loss	$(16,693)	$(24,410)	$(37,466)	$(61,273)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,881	12,157	25,145	24,023
Impairment of long-lived assets	1,225	2,704	1,225	2,704
Accelerated amortization of leasehold improvements	3,526	—	7,059	—
Stock-based compensation	4,082	6,434	8,892	13,881
Deferred taxes	197	(305)	193	(20)
Other non-cash adjustments, net	253	535	1,607	1,044
Changes in operating assets and liabilities:
Accounts receivable	(4,001)	(7,187)	10,102	15,362
Prepaid expenses and other assets	(413)	939	(2,209)	6,318
Accounts payable	3,054	3,274	(7,792)	(11,538)
Accrued and other liabilities	3,727	4,453	1,876	182
Deferred rent	(3,029)	(294)	(6,103)	890
Deferred revenue	346	(1,192)	(128)	1,338
Net cash provided by (used in) operating activities	5,155	(2,892)	2,401	(7,089)

Investing Activities:
Purchases of property, equipment and software	(1,268)	(4,566)	(3,055)	(10,085)
Capitalized internal-use software development costs	(3,000)	(2,972)	(5,924)	(6,048)
Proceeds from sale of property	—	—	293	—
Change in restricted cash	—	—	39	636
Net cash used in investing activities	(4,268)	(7,538)	(8,647)	(15,497)

Financing Activities:
Proceeds from employee stock plans, net	1,052	2,950	1,080	3,139
Tax withholdings related to net share settlements of restricted stock units	(368)	(533)	(609)	(533)
Repayment of capital lease obligations	(2,126)	(1,665)	(4,218)	(2,755)
Proceeds from debt facilities, net of issuance costs	—	—	22,350	(242)
Repayment of debt facilities	—	(1,500)	(24,000)	(3,000)
Net cash used in financing activities	(1,442)	(748)	(5,397)	(3,391)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(173)	188	(253)	(14)
Change in Cash and Cash Equivalents	(728)	(10,990)	(11,896)	(25,991)
Cash and Cash Equivalents—Beginning of period	67,392	92,055	78,560	107,056
Cash and Cash Equivalents—End of period	$66,664	$81,065	$66,664	$81,065

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Supplemental Disclosures of Other Cash Flow Information:
Cash paid for income taxes, net of refunds	$33	$249	$384	$454
Cash paid for interest	916	1,007	1,937	1,921
Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Purchases of property, equipment and software recorded in accounts payable and accruals	$1,808	$(195)	$2,371	$428
Property, equipment and software acquired under capital lease obligations	495	1,461	646	1,786
Vesting of early exercised options	—	44	25	97
Stock-based compensation capitalized in internal-use software costs	597	792	1,308	1,286

Rocket Fuel Inc.
UNAUDITED NON-GAAP MEASURES
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Non-GAAP net revenue	$66,046	$70,910	$128,232	$129,683
Non-GAAP adjusted EBITDA	$4,219	$1,394	$1,594	$(12,232)
Non-GAAP adjusted net income (loss)	$(6,718)	$(7,177)	$(18,753)	$(32,276)
Non-GAAP adjusted diluted net income (loss) per share	$(0.15)	$(0.17)	$(0.43)	$(0.77)
Non-GAAP operating expenses	$61,827	$69,516	$126,638	$141,915
Non-GAAP free cash flow	$887	$(10,430)	$(6,578)	$(23,222)

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP REVENUE TO NON-GAAP NET REVENUE
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue	$116,968	$120,065	$221,713	$224,399
Less: Media costs	50,922	49,155	93,481	94,716
Non-GAAP net revenue	$66,046	$70,910	$128,232	$129,683

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net loss	$(16,693)	$(24,410)	$(37,466)	$(61,273)
Adjustments:
Interest expense	1,032	1,045	2,269	2,385
Income tax provision (benefit)	285	372	515	729
Amortization of intangibles	4,127	4,227	8,254	8,454
Amortization of capitalized software	2,743	1,807	5,033	3,444
Depreciation	6,011	6,124	11,858	12,126
Stock-based compensation expense	4,082	6,434	8,892	13,881
Other (income) expense, net	866	(696)	672	1,512
Restructuring expense (credit), net	1,766	6,471	1,567	6,471
Payroll tax expense related to stock-based compensation	—	20	—	39
Total adjustments	20,912	25,804	39,060	49,041
Non-GAAP adjusted EBITDA	$4,219	$1,394	$1,594	$(12,232)

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net loss	$(16,693)	$(24,410)	$(37,466)	$(61,273)
Stock-based compensation expense	4,082	6,434	8,892	13,881
Amortization of intangible assets	4,127	4,227	8,254	8,454
Restructuring expense (credit), net	1,766	6,471	1,567	6,471
Tax impact of the above items	—	101	—	191
Non-GAAP adjusted net income (loss)	$(6,718)	$(7,177)	$(18,753)	$(32,276)

Basic and diluted net income (loss) per share attributable to common stockholders	$(0.38)	$(0.58)	$(0.85)	$(1.45)

Non-GAAP adjusted net income (loss) per diluted share	$(0.15)	$(0.17)	$(0.43)	$(0.77)

Weighted average shares used in computing non-GAAP adjusted net income (loss) per diluted share	44,056	42,296	43,828	42,140

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP TOTAL COSTS AND EXPENSES TO NON-GAAP OPERATING EXPENSES
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Total costs and expenses	$131,478	$143,754	$255,723	$281,046
Less media costs	50,922	49,155	93,481	94,716
Adjustments:
Amortization of intangibles	4,127	4,227	8,254	8,454
Amortization of capitalized software	2,743	1,807	5,033	3,444
Depreciation	6,011	6,124	11,858	12,126
Stock-based compensation	4,082	6,434	8,892	13,881
Restructuring expense (credit), net	1,766	6,471	1,567	6,471
Payroll tax expense related to stock based compensation	—	20	—	39
Total adjustments	18,729	25,083	35,604	44,415
Non-GAAP operating expenses	$61,827	$69,516	$126,638	$141,915

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash provided by (used in) operating activities	5,155	(2,892)	2,401	(7,089)
Less: Purchases of property, equipment and software	(1,268)	(4,566)	(3,055)	(10,085)
Less: Capitalized internal-use software development costs	(3,000)	(2,972)	(5,924)	(6,048)
Non-GAAP free cash flow	$887	$(10,430)	$(6,578)	$(23,222)